U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2011

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

537 Stevenson Street, San Francisco, California 94103

(Address of U.S. principal executive offices)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

U.S. (415) 575-9700, Europe 34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Election Results for 2010 Annual Meeting of Shareholders

Private Media Group, Inc. (the “Company”) held its Annual Meeting of Shareholders on November 18, 2010, in Barcelona, Spain. Two proposals were presented at the Meeting for approval: (1) to elect six directors; and (2) to ratify the appointment of BDO Audiberia S.L. as the Company’s independent registered public accountants for the fiscal year ended December 31, 2010. Following the closing of the polls, the Annual Meeting was continued in order to allow the independent Inspector of Elections to tabulate the votes and issue his final report certifying the results.

On December 16, 2010, the Company received the independent Inspector of Election’s Final Report, which became subject to the review and approval of Elizabeth Gonzalez, Presiding Judge, pursuant to an Order entered by Judge Gonzalez in December 2010, in the previously reported proceeding originally filed by Consipio Holding BV, Ilan Bunimovitz and Tisbury Services Inc against Private Media Group, Inc. and others in Nevada County Court, Clark County, Nevada (Case No. A-10-622802-B) in August 2010. The results of the voting at the 2010 Annual Meeting, as set forth in the Inspector of Elections Final Report, which have been previously reported by the Company in Form 8-K filed on December 21, 2010, are reproduced below.

Under Nevada law, the six nominees who are finally determined to have received the highest number of votes will be elected to the Board of Directors and will serve as directors until the 2011Annual Meeting and until their successor is elected and qualified. Under the Court’s December 2010 Order the Inspector’s Final Report was subject to review by the Court, and could not be deemed final and effective by the Company until approved by the Court.

The Inspector’s Final Report was reviewed by the Court at a hearing on January 4, 2011. Following the conclusion of the hearing on January 4, 2011, the Court entered a further Order refusing to either modify or confirm the Inspector’s Report. Accordingly, the current directors (Messrs. Milton, Rodebrandt, Dixinger, Jensen, Johnson and Bunimovitz) will remain in office unless and until either (i) the Court approves the Inspector’s Final Report, with or without modifications, or (ii) the Company convenes the 2011 Annual Meeting of Shareholders. There are no assurances that the Inspector’s Final Report will ever be approved by the Court, either as delivered by the Inspector of Elections or otherwise.

Following are the previously reported results of the voting at the 2010 Annual Meeting, as set forth in the Inspector of Election’s Final Report delivered to the Company on December 16, 2010:

Proposal No. 1 – Election of Six Nominees for Director:

Nominee for Director	Number of Shares Voted for	Number of Shares Withheld	Number of Shares Abstained
Eric Johnson	15,893,296	7,507	n/a
Jan Jensen	8,095,390	6,256	n/a
Bernt Akander	8,094,351	7,295	n/a
Peter Dixinger	8,073,491	28,155	n/a
Bo Rodebrant	8,072,525	29,121	n/a
Berth Milton	8,071,301	30,345	n/a
IlanBunimovitz	7,799,157	—	n/a
David Dohrmann	7,799,157	—	n/a
Alexander V. Matveev	7,509,016	290,141	n/a
Charles William Prast	7,509,016	290,141	n/a
John S. Wirt	7,509,016	290,141	n/a

Proposal No. 2 – Ratify BDO Auditores S.L. as Independent Registered Accounting Firm for the Fiscal Year ending December 31, 2010:

Number of Shares Voted for	Number of Shares Against	Number of Shares Abstained
16,033,432	998	5,740

No other matter was submitted to a vote at the 2010 Annual Meeting.

Item 8.01	Other Events

Consipio Holding BV vs. Private Media Group, Inc. and Slingsby Enterprises Limited, New York State Supreme Court, County of New York, Case No. 650462/10

As previously reported, on August 12, 2010, the Company received notice that Consipio Holding BV had filed a Complaint against the Company and Slingsby Enterprises Limited in May 2010 to enforce the Company’s Note in the original principal amount of $4 million and a related guaranty agreement entered into by Slingsby Enterprises Limited in December 2001. On October 12, 2010, Slingsby Enterprises Limited filed a Motion to Dismiss the claims against it under the guaranty agreement based upon the position that Consipio’s claims against Slingsby are time barred under the statute of limitations. On December 13, 2010, following a hearing on November 8, 2010, the Court granted Slingsby’s Motion to Dismiss the Complaint against it, and granted Consipio leave to amend the Complaint to plead additional allegations against Slingsby which, if proven by Consipio, would extend the statute of limitations. On December 21, 2010 Consipio filed an amended Complaint which contained substantially similar allegations as against the Company and Slingsby. The amended Complaint also named Berth Milton as a defendant and included additional allegations against Mr. Milton.

The Company, Slingsby and Berth Milton intend to vigorously defend against these claims.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: January 10, 2011	/S/ JOHAN GILLBORG
Johan Gillborg,
Chief Financial Officer

4